Registration No. 333 - ___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ADUDDELL INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Oklahoma                                     73-1587867
  ----------------------------                        ----------------
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                              1601 N.W. Expressway
                             Oklahoma City, OK 73118
              -----------------------------------------------------
              (Address of registrant's principal executive offices)

                            ZENEX INTERNATIONAL, INC.
                            2005 STOCK INCENTIVE PLAN
                            -------------------------
                            (Full title of the plan)

                                    Ron Carte
                              1601 N.W. Expressway
                             Oklahoma City, OK 73118
                                 (405) 810-2969
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                              David J. Ketelsleger
                    McAfee & Taft A Professional Corporation
                        10th Floor, Two Leadership Square
                          Oklahoma City, Oklahoma 73102
                                 (405) 235-9621

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum       Proposed Maximum
  Title of Securities         Amount to be           Offering Price       Aggregate Offering          Amount of
    to be Registered           Registered             Per Share<F1>           Price<F1>         Registration Fee<F1>
-----------------------       ------------          ----------------      ------------------    -------------------
Common Stock, Par Value         5,000,000                $1.51                $7,550,000               $807.85
$0.001 per share
_______________

<F1>
     Estimated pursuant to Rules 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the high and low prices of Aduddell Industries, Inc. common stock, as reported on the Over the
     Counter Bulletin Board on June 6, 2006.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information concerning the Zenex International, Inc. 2005 Stock Incentive Plan of Aduddell Industries, Inc. (f/k/a Zenex International, Inc.) specified in Part I will be sent or given to employees as specified by Rule 428(b)(1), and can be obtained by calling our office at (405) 810-2969 or by writing us at Aduddell Industries, Inc., 1601 N.W. Expressway, Oklahoma City, Oklahoma, 73118, Attention: Reggie Cook. These documents are not filed as part of this registration statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     We incorporate by reference into this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange
Commission:

     (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 2005, filed March 15, 2006;

     (b) The registrant's annual report on Form 10-K/A for the fiscal year ended December 31, 2005, filed April 19, 2006;

     (c) The registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed May 15, 2006;

     (e) The description of the registrant's common stock contained in the registrant's registration statement on Form S-3, filed August 2, 2000, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 1031 of the Oklahoma Business Corporation Act, under which we are incorporated, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Articles of Incorporation and our Bylaws provide indemnification of directors, officers and agents to the extent permitted by the Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

3.1*   Articles of Incorporation of Aduddell Industries, Inc.

3.2*   Bylaws of Aduddell Industries, Inc.

5*     Opinion of McAfee & Taft A Professional Corporation.

23.1*  Consent of Sutton Robinson Freeman & Co., P.C.

23.2*  Consent of McAfee & Taft A Professional Corporation (included in Exhibit
       5).

24*    Power of Attorney (included on signature page).

99 Zenex International, Inc. 2005 Stock Incentive Plan (incorporated by reference to Appendix A of the registrants proxy statement for the year ended December 31, 2005).
_______________

*      Filed herewith.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 7th day of June, 2006.

(Registrant)                     ADUDDELL INDUSTRIES, INC.

                                 By:   /s/ Ron Carte
                                 Name: Ron Carte
                                 Title:  Chief Executive Officer

                                 By:   /s/ Reggie Cook
                                 Name: Reggie Cook
                                 Title:  Chief Financial Officer
                                         (Principal Financial and Accounting
                                         Officer)


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Aduddell Industries, Inc. (hereinafter the "Company"), hereby severally constitute Ron Carte and Reggie Cook, and each of them, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, this registration statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                      Date
---------                  -----                      ----


/s/ Tim Aduddell           Director             June 7, 2006
Tim Aduddell


/s/ Ron Carte              Director             June 7, 2006
Ron Carte


/s/ David Aduddell         Director             June 7, 2006
David Aduddell


/s/ Jerry Whitlock         Director             June 7, 2006
Jerry Whitlock


/s/ Thomas Parrish         Director             June 7, 2006
Thomas Parrish


/s/ Stan Genega            Director             June 7, 2006
Stan Genega

                                INDEX TO EXHIBITS


3.1  Articles of Incorporation of             Filed herewith electronically
     Aduddell Industries, Inc.

3.2  Bylaws of Aduddell Industries, Inc.      Filed herewith electronically

5    Opinion of McAfee & Taft A               Filed herewith electronically
     Professional Corporation.

23.1 Consent of Sutton Robinson Freeman       Filed herewith electronically
     & Co., P.C.

23.2 Consent of McAfee & Taft A               Filed herewith electronically
     Professional Corporation (included
     in Exhibit 5).

24   Power of Attorney (included on           Filed herewith electronically
     signature page).

99   Zenex International, Inc. 2005 Stock     Incorporated herein by reference
     Incentive Plan